GTT Reports 1st Quarter 2020 Financial Results

MCLEAN, Va., May 8, 2020 - GTT Communications, Inc. (NYSE: GTT), a leading global cloud networking provider to multinational clients, announced today its financial results for the quarter ended March 31, 2020.
First quarter financial highlights:
•Revenue for the 1st quarter 2020 increased 0.2% compared to the 4th quarter 2019, and decreased 5.7% compared to the the 1st quarter 2019.
◦Revenue, on a constant currency basis, for the the 1st quarter 2020 increased 0.4% compared to the 4th quarter 2019, and decreased 4.4% compared to the the 1st quarter 2019.
•Net loss was $83.3 million for the 1st quarter 2020 compared to a net loss of $19.1 million for the 4th quarter 2019, and a net loss of $27.3 million for the 1st quarter 2019.
•Adjusted EBITDA, on a constant currency basis, for the 1st quarter 2020 decreased 12.8% compared to the 4th quarter 2019, and decreased 25.6% compared to the 1st quarter 2019.
◦Adjusted EBITDA for the 1st quarter 2020 decreased 13.1% compared to the 4th quarter 2019, and decreased 26.9% compared to the 1st quarter 2019.
•Net cash provided by operating activities for the 1st quarter 2020 increased 37.0% to $41.5 million compared to $30.3 million for the 4th quarter 2019, and increased 157.8% compared to $16.1 million for the 1st quarter 2019.
◦Capital expenditures were $22.0 million (5.2% of revenue) for the 1st quarter 2020 compared to $24.9 million (5.9% of revenue) for the 4th quarter 2019, and $32.1 million (7.1% of revenue) for the 1st quarter 2019 .
◦Free Cash Flow was a source of cash of $19.5 million for the 1st quarter 2020, compared to a source of cash of $5.4 million for the 4th quarter 2019, and a use of cash of $16.0 million for the 1st quarter 2019.

Recurring revenue of $399.4 million for the 1st quarter 2020, increased 0.6% compared to the 4th quarter of 2019, and decreased 4.4% compared to the 1st quarter 2019. Recurring revenue represents 94% of total revenue for the 1st quarter 2020 compared to 94% and 93% for the for the 4th quarter 2019 and the 1st quarter 2019, respectively. Non-recurring revenue of $25.3 million for the 1st quarter 2020, decreased 5.2% compared to the 4th quarter 2019, and decreased 21.9% compared to the 1st quarter 2019.

Net loss of $83.3 million for the 1st quarter 2020 compared to a net loss of $19.1 million for the 4th quarter 2019, and a net loss of $27.3 million for the 1st quarter 2019. The net losses in all periods include non-recurring costs, including exit, transaction and integration costs of $4.3 million for the 1st quarter 2020, $7.5 million for the 4th quarter 2019, and $12.0 million for the 1st quarter 2019. Additionally, the net loss includes the recognition of the losses or gains in each period due to the change in fair value of exchange rate and interest rate hedges. For the 1st quarter 2020, a change in fair value loss of $33.5 million was recognized, compared to a change in fair value gain of $10.4 million for the 4th quarter 2019, and a change in fair value loss of $15.3 million for the 1st quarter 2019.

Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or nonrecurring items. Adjusted EBITDA of $89.3 million for the 1st quarter 2020, decreased 13.1% from the 4th quarter 2019 and decreased 26.9% from the 1st quarter 2019. Adjusted EBITDA margin was 21.0% for the 1st quarter 2020, 24.3% for the 4th quarter 2019, and 27.1% for the 1st quarter 2019.

Net cash provided by operating activities increased by 37.0% to $41.5 million for the 1st quarter 2020, from $30.3 million for the 4th quarter 2019, and increased 157.8% from $16.1 million for the 1st quarter 2019. Capital expenditures were $22.0 million (5.2% of total revenue) for the 1st quarter 2020, a decline of 11.6% from $24.9 million (5.9% of total revenue) for the 4th quarter 2019, and a decline of 31.5% from $32.1 million (7.1% of total revenue) for the 1st quarter 2019. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Free cash flow increased $14.1 million to a source of cash of $19.5 million for the 1st quarter 2020 from a source of cash of $5.4 million for the 4th quarter 2019, and increased $35.5 million from a use of cash of $16.0 million for the 1st quarter 2019.

Monetization of Infrastructure Division
GTT continues to explore the monetization of its Infrastructure Division that is expected to include the Company’s highly differentiated pan-European fiber assets, subsea transatlantic fiber and data center infrastructure, which the Company acquired as part of the Interoute and Hibernia acquisitions. The Company initiated the process at the end of the 1st quarter 2020.

Impact of COVID-19
GTT has along with every business around the world adjusted to the COVID-19 pandemic. Beginning in mid-March GTT successfully transitioned its entire workforce in 28 countries to effective remote work environments. The Company has seen a slowdown in installs and expects a continued slowdown in installs and churn as gaining access to client locations has been limited as government restrictions continue. The ultimate impact on GTT is unknown as a significant amount of uncertainty remains. The Company’s actual results for the remainder of 2020 may differ from its original estimates under different assumptions or conditions, including but not limited to assumptions or conditions due to the uncertainty of the magnitude and duration of the impacts of the COVID-19 pandemic on the current economic environment. These and other risks will be described in more detail in our quarterly report on Form 10-Q for the quarter ending March 31, 2020 and are set forth in our annual report on Form 10-K for the year ended December 31, 2019.
See “Annex A: Non-GAAP Financial Information” for more information regarding the computation of Adjusted EBITDA, Free Cash Flow and constant currency calculations.

Conference Call Information
GTT will hold a conference call on Friday, May 8, 2020 at 8:30 a.m. Eastern Time. To participate in the live conference call, interested parties may dial +1-844-875-6916 or +1-412-317-6714 and ask for the GTT call, or via the webcast at GTT’s website.

A telephonic replay of the conference call will be available for one week and may be accessed by calling +1-877-344-7529 or +1-412-317-0088 and using the passcode 10141972. The webcast will be archived in the investor relations section of GTT's website.

Forward-Looking Statements
This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current view of GTT Communications, Inc. ("GTT", "we" or "us"), with respect to GTT's plans, objectives and strategies or future events or future financial performance. From time to time, GTT also provides forward-looking statements in other materials GTT releases to the public or files with the U.S. Securities and Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC. Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment that may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause GTT’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the effects on our business and customers of general economic and financial market conditions; risks, uncertainties and assumptions regarding the impact of the COVID-19 pandemic on GTT's business, operations, strategy and clients; our ability to achieve the expected benefits of certain transactions; our ability to develop and market new products and services that meet customer demands and generate acceptable margins; our reliance on several large customers; our ability to negotiate and enter into acceptable contract terms with our suppliers; our ability to attract and retain qualified management and other personnel; competition in the industry in which we do business; failure of the third-party communications networks on which we depend; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged; our ability to maintain our databases, management systems and other intellectual property; our ability to prevent process and system failures or security breaches that significantly disrupt the availability and quality of the services that we provide; our ability to maintain adequate liquidity and produce sufficient cash flow to fund acquisitions and capital expenditures; our ability to meet all the terms and conditions of our debt obligations, including as a result of the COVID-19 pandemic; our ability to obtain capital to grow our business; our ability to utilize our net operating losses; expectations regarding the trading price of our common stock; our ability to complete acquisitions or divestitures and effectively integrate any business or operation acquired; foreign exchange rate fluctuations; and fluctuations in our effective tax rate. Additional information concerning these and other important factors can be found under the heading “Risk Factors” in GTT’s annual and quarterly reports filed with the SEC including, but not limited to, its Annual Report on Form 10-K for the year ended December 31, 2019. Statements in this release should be evaluated in light of these important factors.

About GTT
GTT connects people across organizations, around the world and to every application in the cloud. Our clients benefit from an outstanding service experience built on our core values of simplicity, speed and agility. GTT owns and operates a global Tier 1 internet network and provides a comprehensive suite of cloud networking services. For more information on GTT (NYSE: GTT), please visit www.gtt.net.

GTT Media Inquiries:
Ellie Rider/Claire Sach, LEWIS
+44-207-802-2626
GTTUK@teamlewis.com

GTT Investor Relations:
Carolyn Capaccio/Jody Burfening, LHA
+1-212-838-3777
ccapaccio@lhai.com

GTT Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenue:
Telecommunications services	$424.7	$450.2

Operating expenses:
Cost of telecommunications services	237.7	241.8
Selling, general and administrative expenses	108.2	104.1
Severance, restructuring and other exit costs	2.1	2.8
Depreciation and amortization	67.5	62.8
Total operating expenses	415.5	411.5
Operating income	9.2	38.7

Other expenses:
Interest expense, net	(48.8)	(48.2)
Loss on debt extinguishment	(2.3)	—
Other expenses, net	(43.3)	(16.0)
Total other expenses	(94.4)	(64.2)
Loss before income taxes	(85.2)	(25.5)
(Benefit from) provision for income taxes	(1.9)	1.8
Net loss	$(83.3)	$(27.3)

Loss per share:
Basic	$(1.45)	$(0.49)
Diluted	$(1.45)	$(0.49)

Weighted average shares:
Basic	57,259,699	55,839,212
Diluted	57,259,699	55,839,212

GTT Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in millions, except per share data)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$106.4	$41.8
Accounts receivable, net of allowances	149.9	162.1
Prepaid and other current assets	82.1	50.4
Total current assets	338.4	254.3
Property and equipment, net	1,765.4	1,817.4
Operating lease right of use assets	335.9	357.5
Intangible assets, net	465.4	490.7
Goodwill	1,763.7	1,768.6
Other long-term assets	70.2	69.2
Total assets	$4,739.0	$4,757.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$374.8	$310.2
Operating lease liabilities	72.6	74.9
Finance lease liabilities	5.4	4.6
Long-term debt, current portion	29.6	30.2
Deferred revenue	83.8	67.0
Total current liabilities	566.2	486.9
Operating lease liabilities, long-term portion	254.7	272.9
Finance lease liabilities, long-term portion	36.4	37.3
Long-term debt, long-term portion	3,228.4	3,192.6
Deferred revenue, long-term portion	255.2	266.5
Deferred tax liabilities	167.7	171.3
Other long-term liabilities	33.6	39.1
Total liabilities	4,542.2	4,466.6
Commitments and contingencies
Stockholders’ equity:
Total stockholders’ equity	196.8	291.1
Total liabilities and stockholders’ equity	$4,739.0	$4,757.7

GTT Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in millions)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(83.3)	$(27.3)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	67.5	62.8
Share-based compensation	8.3	8.7
Debt discount amortization	1.8	1.9
Loss on debt extinguishment	2.3	—
Amortization of debt issuance costs	1.4	1.2
Change in fair value of derivative financial liability	33.5	15.3
Excess tax benefit from share-based compensation	1.0	0.3
Deferred income taxes	(4.5)	1.0
Changes in operating assets and liabilities, net of acquisitions	13.5	(47.8)
Net cash provided by operating activities	41.5	16.1

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	—	(0.5)
Purchases of property and equipment	(22.0)	(32.1)
Net cash used in investing activities	(22.0)	(32.6)

Cash flows from financing activities:
Proceeds from debt	186.0	26.0
Repayment of debt	(138.8)	(11.6)
Payment of holdbacks	—	(3.3)
Debt issuance costs paid to third parties	(2.3)	—
Repayment of finance leases	(2.1)	(0.6)
Proceeds from issuance of common stock under ESPP	0.4	0.1
Tax withholding related to the vesting of restricted stock	(0.3)	(0.3)
Exercise of stock options	—	0.4
Net cash provided by financing activities	42.9	10.7
Effect of exchange rate changes on cash	2.2	1.2
Net increase (decrease) in cash, cash equivalents, and restricted cash	64.6	(4.6)
Cash, cash equivalents, and restricted cash at beginning of period	41.8	55.3
Cash, cash equivalents, and restricted cash at end of period	$106.4	$50.7

ANNEX A: Non-GAAP Financial Information

In addition to financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), from time to time we may use or publicly disclose certain “non-GAAP financial measures” in the course of our financial presentations, earnings releases, earnings conference calls and otherwise. For these purposes, the U.S. Securities and Exchange Commission (“SEC”) defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial positions or cash flows that (i) excludes amounts, or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculated and presented in accordance with GAAP in financial statements, and (ii) includes amounts, or is subject to adjustments that effectively include amounts, that are excluded from the most directly comparable measure so calculated and presented.

Non-GAAP financial measures are provided as supplemental information to investors to provide an alternative method for assessing our financial condition and operating results. We believe that these non-GAAP measures, when taken together with our GAAP financial measures, allow us and our investors to better evaluate our performance and profitability. These measures are not in accordance with or a substitute for GAAP, and they may be different from or inconsistent with non-GAAP financial measures used by other companies. These measures should be used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures.

Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure in this press release, we will also generally present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)
Adjusted EBITDA is defined as net income/(loss) before interest, income taxes, depreciation and amortization (“EBITDA”) adjusted to exclude severance, restructuring and other exit costs, acquisition-related transaction and integration costs, losses on extinguishment of debt, stock-based compensation and, from time to time, other non-cash or nonrecurring items.

We use Adjusted EBITDA to evaluate operating performance, and this financial measure is among the primary measures we use for planning and forecasting future periods. We further believe that the presentation of Adjusted EBITDA is relevant and useful for investors because it allows investors to view results in a manner similar to the method used by management and makes it easier to compare our results with the results of other companies that have different financing and capital structures. In addition, we have debt covenants that are based on a leverage ratio that utilizes a modified EBITDA calculation, as defined in our credit agreement. The modified EBITDA calculation is similar to our definition of Adjusted EBITDA; however, it includes the pro forma Adjusted EBITDA of and expected cost synergies from the companies acquired by us during the applicable reporting period. Finally, Adjusted EBITDA results, along with other quantitative and qualitative information, are utilized by management and our compensation committee for purposes of determining bonus payouts to our employees.

The following is a reconciliation of Adjusted EBITDA from Net Loss (amounts in millions):

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Net loss	$(27.3)	$(33.3)	$(26.2)	$(19.1)	$(83.3)
Provision for (benefit from) income taxes	1.8	0.2	(0.5)	1.7	(1.9)
Interest expense, net	48.2	49.3	48.8	48.4	48.8
Other expenses (income), net	16.0	14.9	8.0	(7.5)	43.3
Loss on debt extinguishment	—	—	—	—	2.3
Depreciation and amortization	62.8	61.2	61.0	63.8	67.5
Severance, restructuring and other exit costs	2.8	6.4	2.4	1.3	2.1
Transaction and integration costs	9.2	5.7	1.9	6.2	2.2
Share-based compensation	8.7	7.6	7.0	8.0	8.3
Adjusted EBITDA	$122.2	$112.0	$102.4	$102.8	$89.3

Free Cash Flow
Free Cash Flow is defined as net cash provided by operating activities less purchases of property and equipment.

We use Free Cash Flow as a measure to evaluate cash generated through normal operating activities. We believe that the presentation of Free Cash Flow is relevant and useful to investors because it provides a measure of cash available to pay the principal on our debt and pursue acquisitions of businesses or other strategic investments or uses of capital.

The following is a reconciliation of Free Cash Flow from Cash provided by operating activities (amounts in millions):

	Three Months Ended
	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Net cash provided by operating activities	$16.1	$15.1	$45.6	$30.3	$41.5
Purchases of property and equipment	(32.1)	(19.2)	(26.0)	(24.9)	(22.0)
Free Cash Flow	$(16.0)	$(4.1)	$19.6	$5.4	$19.5

Constant Currency
We evaluate our results of operations both as reported and on a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency data offers valuable supplemental information regarding our results of operations, consistent with how we evaluate our performance. We calculate constant currency results by converting our current-period local currency financial results using prior-period exchange rates and comparing these adjusted amounts to our prior-period reported results.

# # # end # # #